UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2003

Convergence Communications, Inc.

(Exact name of registrant as specified in its charter)

Nevada	00-21143	87-0545056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O GBNet Corporation 950 South Pine Island, Suite 1024, Plantation, Florida 33324
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 727-8286

Item 4: Changes In Registrant’s Certifying Accountant

(a) (1)

Previous Independent Accountant

(i) The accounting firm Deloitte & Touche LLP has resigned as auditors of Convergence Communications, Inc. (“the Company”) effective February 27, 2003.

(ii) The audit reports of Deloitte & Touche LLP on the Company’s financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports contained an explanatory paragraph concerning the Company’s ability to continue as a going concern.

(iii) There were no disagreements during the two most recent audited fiscal years ended December 31, 2001 and 2000 and the subsequent interim period preceding Deloitte & Touche LLP’s resignation on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Deloitte & Touche LLP’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

(v) (D) (1) The Company received an internal memo containing allegations of accounting inconsistencies in its Mexican subsidiary.  The audit committee commenced an investigation and hired a forensic accounting team.  The audit committee informed Deloitte & Touche LLP of the internal memo.  Deloitte & Touche LLP informed the audit committee that the results of the investigation were needed in order to evaluate if the allegations in the memo were true and whether the accounting inconsistencies materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements for interim periods subsequent to the most recent annual financial statements filed with the SEC.  As of the date of resignation, the Company has not provided Deloitte & Touche LLP with sufficient information to conclude what effect, if any, these matters have on the Company’s previously issued or to be issued financial statements because the forensic report has not yet been fully completed.

(b)

New Independent Accountants

The Company has not retained an independent public auditor to replace Deloitte & Touche LLP at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONVERGENCE COMMUNICATIONS, INC.

/s/ Carlos H. Christensen
By: Carlos H. Christensen, Chairman of the Finance Committee of the Board of Directors
Dated: March 11, 2003